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                                                                     EXHIBIT 5.1

                     [Letterhead of Vinson & Elkins L.L.P.]


November 27, 2002

Lexicon Genetics Incorporated
4000 Research Forest Drive
The Woodlands, Texas 77381

Re:  Registration Statement on Form S-3 of Lexicon Genetics Incorporated

Ladies and Gentlemen:

         We have acted as counsel to Lexicon Genetics Incorporated (the "Company"), a Delaware corporation, with respect to certain legal matters in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") relating to the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of up to 12,000,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share. The Company has advised us that the Shares will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus (each, a "Prospectus Supplement") contained in the Registration Statement to which this opinion is an exhibit.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation and Restated Bylaws of the Company, each as amended to the date hereof, the Registration Statement, together with the exhibits thereto, and such other certificates, documents and instruments as we considered appropriate for purposes of the opinions hereafter expressed. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, certificates and other documents and instruments, we have relied upon certificates and other communications of corporate officers of the Company without further investigation as to the facts set forth therein. In addition, we have reviewed such questions of law as we considered appropriate.

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective, (ii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Shares offered thereby, (iii) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the



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November 27, 2002

applicable Prospectus Supplement, (iv) at the time of any offering or sale of any Shares by the Company, the Company will have such number of Shares, as set forth in the applicable Prospectus Supplement, authorized and available for issuance, (v) a definitive purchase, underwriting or similar agreement with respect to any Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (vi) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

         Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that (1) when the Board of Directors of the Company or, to the extent permitted by Section 141(c) of the General Corporation Law of the State of Delaware, a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the "Board"), has taken all necessary corporate action to approve the issuance and the terms of the offering and sale of the Shares and related matters, and (2) certificates representing the Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Shares) provided for therein, all of the Shares will be duly authorized, validly issued, fully paid and non-assessable.

         The foregoing opinion is limited in all respects to the laws of the State of Delaware and the federal laws of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.


                                       very truly yours,


                                       VINSON & ELKINS L.L.P.